UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2006
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31993 (Commission File Number)	25-1655321 (IRS Employer Identification Number)
20810 Fernbush Lane
Houston, Texas 77073
(Address of principal executive offices)
(281) 821-9091
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Code of Business Conduct and Ethics

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On November 7, 2006, the Board of Directors of Sterling Construction Company, Inc. (the “Company”) on the recommendation of its Audit Committee, amended the Company’s Code of Business Conduct and Ethics (the “Code.”) The amendments add to the Code (a) a detailed description of the previously-established manner in which employees may anonymously report any complaint about fraud, accounting irregularities, internal controls, audit matters, waste of resources, potentially illegal activities, inappropriate drug use, sexual harassment or similar issues; (b) a procedure for the approval, disapproval and recordkeeping relating to non-cash gifts to officers of the Company in amounts exceeding $100; and (c) an annual requirement that prior to the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission each year, officers reaffirm their adherence to the Code during the past year.
A copy of the Code as amended is posted on the Company’s website, www.sterlingconstructionco.com.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
14	Code of Business Conduct and Ethics as amended on November 7, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.
By:	/s/ Maarten D. Hemsley
Maarten D. Hemsley
Chief Financial Officer

Dated: November 13, 2006